Exhibit 99.1

Power Solutions International Announces Extension to Credit Agreement

WOOD DALE, Ill., March 28, 2022 — Power Solutions International, Inc. (“PSI” or “the Company”) (OTC Pink: PSIX), a leader in the design, engineering and manufacture of emission-certified engines and power systems, announced that it entered into an amended $130.0 million uncommitted senior secured revolving credit agreement (the “Second Amended and Restated Credit Agreement”) with Standard Chartered Bank as administrative agent (“Standard Chartered”), and the lenders party thereto from time to time. The Second Amended and Restated Credit Agreement, which is fully drawn as of this date, extends the maturity date of loans outstanding under the Company’s previous credit facility to the earlier of March 24, 2023 or the demand of Standard Chartered. As part of the amendment, Standard Chartered agreed to waive any existing event of default under the existing credit agreement, resulting from the breach of the financial covenants for the quarter ended December 31, 2021. No additional fee was incurred with this waiver.

The Second Amended and Restated Credit Agreement is subject to customary events of default and covenants, including minimum consolidated EBITDA and Consolidated Interest Coverage Ratio covenants for the second and third quarters of 2022. Borrowings under the Second Amended and Restated Credit Agreement will incur interest at either the alternate base rate or the Secured Overnight Financing Rate (“SOFR”) plus 2.95% per annum.

The obligations under the Second Amended and Restated Credit Agreement are unconditionally guaranteed, on a joint and several basis, by certain wholly-owned, existing and subsequently acquired or formed direct and indirect domestic subsidiaries of the Company, subject to customary exceptions. The obligations under the Second Amended and Restated Credit Agreement are secured by substantially all assets of the Company and the Company’s wholly-owned subsidiaries.

In connection with the Second Amended and Restated Credit Agreement, on March 25, 2022, the Company also amended two of its three separate shareholder’s loan agreements with its majority stockholder, Weichai America Corp. (“Weichai”), to among other things, extend the maturities thereof. The first shareholder’s loan agreement (the “First Shareholder’s Loan Agreement”), which was set to mature on April 25, 2022, provides the Company with a $130.0 million subordinated loan under which Weichai is obligated to advance funds solely for purposes of repaying outstanding borrowings under the Second Amended and Restated Credit Agreement if the Company is unable to pay such borrowings. The second shareholder’s loan agreement (the “Second Shareholder’s Loan Agreement”), which was set to mature on May 20, 2022, provides the Company with a $25 million subordinated loan at the discretion of Weichai. The maturity of the First Shareholder’s Loan Agreement was extended to April 24, 2023, and the maturity of the Second Shareholder’s Loan Agreement was extended to May 20, 2023. Borrowings under both agreements will bear interest at an annual rate equal to SOFR plus 4.65% per annum. Further, if the applicable term SOFR is negative, the interest rate per annum shall be deemed as 4.65% per annum. If the interest rate for any loan is lower than Weichai’s borrowing cost, the interest rate for such loan shall be equal to Weichai’s borrowing cost plus 1%. Both of the agreements are subject to customary events of default and covenants. The Company has covenanted to secure any amounts borrowed under either of the agreements upon payment in full of all amounts outstanding under the Second Amended and Restated Credit Agreement.

As of March 24, 2022, there were no borrowings under the First Shareholder’s Loan Agreement and the Second Shareholder’s Loan Agreement was fully drawn.

The Company is also party to a third shareholder’s loan agreement with Weichai (the “Third Shareholder’s Loan Agreement”). The Third Shareholder’s Loan Agreement, which matures on November 30, 2022, provides the Company with access to up to $50 million of credit at the discretion of Weichai. The Company intends to work with Weichai to extend the Third Shareholder’s Loan Agreement as the maturity date approaches. As of March 24, 2022, PSI had borrowed approximately $36 million under the Third Shareholder’s Loan Agreement.

Management Comments

Lance Arnett, Chief Executive Officer, commented, “We appreciate the continued support that Standard Chartered has provided us through the credit agreement extension. We are also grateful for Weichai’s continued support and look forward to executing on our business objectives during the year.”

About Power Solutions International, Inc.

Power Solutions International, Inc. (PSI) is a leader in the design, engineering and manufacture of a broad range of advanced, emission-certified engines and power systems. PSI provides integrated turnkey solutions to leading global original equipment manufacturers and end-user customers within the power systems, industrial and transportation end markets. The Company’s unique in-house design, prototyping, engineering and testing capabilities allow PSI to customize clean, high-performance engines using a fuel agnostic strategy to run on a wide variety of fuels, including natural gas, propane, gasoline, diesel and biofuels.

PSI develops and delivers complete power systems that are used worldwide in stationary and mobile power generation applications supporting standby, prime, demand response, microgrid, and co-generation power (CHP) applications; and industrial applications that include forklifts, agricultural and turf, arbor care, industrial sweepers, aerial lifts, irrigation pumps, ground support, and construction equipment. In addition, PSI develops and delivers powertrains purpose-built for medium-duty trucks and buses including school and transit buses, work trucks, terminal tractors, and various other vocational vehicles. For more information on PSI, visit www.psiengines.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding the current expectations of the Company about its prospects and opportunities. These forward-looking statements are entitled to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934. The Company has tried to identify these forward-looking statements by using words such as “anticipate,” “believe,” “budgeted,” “contemplate,” “estimate,” “expect,” “forecast,” “guidance,” “may,” “outlook,” “plan,” “projection,” “should,” “target,” “will,” “would,” or similar expressions, but these words are not the exclusive means for identifying such statements. These statements are subject to a number of risks, uncertainties, and assumptions that may cause actual results, performance or achievements to be materially different from those expressed in, or implied by, such statements.

The Company cautions that the risks, uncertainties and other factors that could cause its actual results to differ materially from those expressed in, or implied by, the forward-looking statements, include, without limitation: the impact of the ongoing COVID-19 pandemic could have on the Company’s business and financial results; the Company’s ability to continue as a going concern; the Company’s ability to raise additional capital when needed and its liquidity; uncertainties around the Company’s ability to meet funding conditions under its financing arrangements and access to capital thereunder; the potential acceleration of the maturity at any time of the loans under the Company’s uncommitted senior secured revolving credit facility through the exercise by Standard Chartered Bank of its demand right; the timing of completion of steps to address, and the inability to address and remedy, material weaknesses; the identification of additional material weaknesses or significant deficiencies; risks related to complying with the terms and conditions of the settlements with the Securities and Exchange Commission (the “SEC”) and the United States Attorney’s Office for the Northern District of Illinois (the “USAO”); variances in non-recurring expenses; risks relating to the substantial costs and diversion of personnel’s attention and resources deployed to address the internal control matters; the Company’s obligations to indemnify past and present directors and officers and certain current and former employees with respect to the investigations conducted by the SEC and the criminal division of the USAO, which will be funded by the Company with its existing cash resources due to the exhaustion of its historical primary directors’ and officers’ insurance coverage; the ability of the Company to accurately forecast sales, and the extent to which sales result in recorded revenues; changes in customer demand for the Company’s products; volatility in oil and gas prices; the impact of U.S. tariffs on imports from China on the Company’s supply chain; disruptions to the Company’s supply chain; the impact of increasing warranty costs and the Company’s ability to mitigate such costs; any delays and challenges in recruiting key employees consistent with the Company’s plans; any negative impacts from delisting of the Company’s common stock par value $0.001 from the NASDAQ Stock Market and any delays and challenges in obtaining a re-listing on a stock exchange; and the risks and uncertainties described in reports filed by the Company with the SEC, including without limitation its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and the Company’s subsequent filings with the SEC.

The Company’s forward-looking statements are presented as of the date hereof. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Power Solutions International, Inc.

Philip Kranz

Director of Investor Relations

+1 (630) 509-6470

Philip.Kranz@psiengines.com